UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 7, 2010 (January 4, 2010)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

On January 5, 2010, Amedisys, Inc. (“Amedisys” or the “Company”) issued a press release announcing that Michael D. Snow, President and CEO of Wellmont Health System, will join the Company as Chief Operating Officer and that Tim Barfield, formerly the Executive Counsel to Louisiana Governor Bobby Jindal, will join the Company as Chief Development Officer. Mr. Snow’s appointment will be effective March 1, 2010, and Mr. Barfield’s appointment will be effective January 11, 2010.

From July 2008 to date, Mr. Snow, age 54, served as President and CEO of Wellmont Health System, an eight-hospital, not-for-profit healthcare system with facilities in Tennessee and Virginia. Prior to his tenure at Wellmont, from July 2007, Mr. Snow was President and CEO of Surgical Care Affiliates, a provider of ambulatory surgery centers. From June 2004 to June 2007, Mr. Snow was Chief Operating Officer of HealthSouth Corp., a provider of rehabilitative healthcare services. Prior to joining HealthSouth Corp., Mr. Snow worked for HCA, Inc., an operator of hospitals and health systems, for over nine years in various positions, in his last position serving as President of HCA’s Gulf Coast Division.

In his role as Chief Operating Officer of Amedisys, Mr. Snow will be responsible for the Company’s overall performance. He will be in charge of the Company’s day-to-day operating activities, including delivering high quality healthcare; revenue growth; expense and margin control; as well as financial goal management.

Previously, Mr. Barfield, age 46, served as Executive Counsel to Louisiana Governor Bobby Jindal. Prior to this appointment, Mr. Barfield served as the Executive Director of the Louisiana Workforce Commission for the Jindal administration. For twelve years prior to his tenure in public service, Mr. Barfield was employed by The Shaw Group, an engineering, technology, construction, fabrication, environmental and industrial services company, in his last position as its President and Chief Operating Officer. Mr. Barfield is a licensed attorney.

In his role as Chief Development Officer of Amedisys, Mr. Barfield will be responsible for the Company’s growth strategies, including implementation of the Company’s acquisition and start up strategies as well as new products and emerging business lines.

The Company has entered into three-year employment agreements with Mr. Snow and Mr. Barfield. Copies of Mr. Snow’s and Mr. Barfield’s agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. As Chief Operating Officer, Mr. Snow will serve as the Company’s principal operating officer. Accordingly, additional discussion of his employment agreement is included under Item 5.02(c), below. In addition, a copy of the press release announcing that Mr. Snow and Mr. Barfield are joining the Company is also filed herewith as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As discussed above, on January 4, 2010, the Company entered into an employment agreement with Michael D. Snow, pursuant to which Mr. Snow will be appointed the Company’s new Chief Operating Officer effective March 1, 2010.

Mr. Snow’s employment agreement was approved by the Company’s Board of Directors (the “Board”) upon recommendation of the Compensation Committee of the Board (the “Committee”). The following is a description of the terms and conditions of Mr. Snow’s employment agreement and the amounts payable to him thereunder. Mr. Snow’s employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the following description is qualified in its entirety by the provisions of the employment agreement.

Employment Agreement with Mr. Snow

Pursuant to his new three-year employment agreement with the Company, Mr. Snow has agreed to serve as the Company’s Chief Operating Officer, with such duties and responsibilities as are customary for the chief operating officer of corporations of a similar size. Upon expiration of the three-year term, Mr. Snow’s employment will continue on an “at will” basis; provided that if Mr. Snow is terminated without cause or resigns for good reason thereafter, he will be compensated as if he were terminated without cause or resigned for good reason prior to a change of control during the term of the agreement (regardless of whether such termination or resignation during the “at will” employment period occurred before or after a change of control).

The employment agreement contemplates that the parties will negotiate an amendment to the agreement prior to the end of each calendar year, extending the term of employment for an additional year. During the course of each negotiation, which is slated to occur annually in October, the parties shall discuss Mr. Snow’s performance and may also discuss additional proposed modifications of the employment agreement, with a view toward concluding such discussions, and, assuming they actually come to agreement, entering into an amendment to the employment agreement prior to the end of the calendar year. However, neither party is legally obligated to actually enter into any such amendment, and any such amendment must be approved by the Committee and/or the Board.

Under the terms of the employment agreement, Mr. Snow, among other things, is entitled to:

(1)	an annual base salary of $550,000, subject to annual review for increase by the Board;

(2)	participate in the Company’s annual incentive plan, with a target award opportunity established by the Board and/or the Committee (for 2010, Mr. Snow’s

target award opportunity shall not be less than $412,500, and his maximum incentive award opportunity shall not be less than 150% of his target award opportunity);

(3)	be eligible, beginning in 2010, for annual equity (long-term incentive) awards in the form of shares of restricted and/or non-vested Company common stock and/or securities exercisable for or convertible into shares of Company common stock (the target value for Mr. Snow’s 2010 incentive grant opportunity shall not be less than $330,000, and the maximum value for 2010 shall not be more than $1,072,500);

(4)	participate in the Company’s other incentive compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including vacation, deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility; and

(5)	reimbursement of reasonable expenses (including up to $10,000 in reasonable legal fees incurred in connection with the negotiation of his employment agreement).

On the effective date of his employment, expected to be March 1, 2010, the Company will award Mr. Snow 15,000 shares of nonvested Common Stock. The shares granted shall vest ratably on the first, second and third anniversaries of the effective date, provided that Mr. Snow is still employed by the Company on each such date.

In addition, contemporaneously with the execution of the employment agreement, the Company paid Mr. Snow a $25,000 bonus to be used in his discretion for miscellaneous expenses associated his relocation to a temporary residence in the Baton Rouge, Louisiana area. For a period to not exceed the earlier to occur of the first anniversary of the effective date of his employment or the date that Mr. Snow purchases a residence in the Baton Rouge, Louisiana area, the Company shall provide a $1,000 monthly temporary housing allowance to Mr. Snow. The Company will also reimburse Mr. Snow for his reasonable expenses related to the relocation of his household goods to his new home in Baton Rouge. Finally, the Company will also reimburse Mr. Snow for realtor fees associated with the sale of his current primary residence up to a maximum of 5% of the selling price.

In the event Mr. Snow’s employment is terminated due to his death, disability or retirement, Mr. Snow or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Snow as of the date of death, disability or retirement will immediately vest (provided, however, that in the case of Mr. Snow’s retirement, awards which are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and for which performance standards have not been met will not be subject to accelerated vesting).

If Mr. Snow is terminated for cause or if Mr. Snow voluntarily resigns without good reason (prior to a change of control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Snow is terminated without cause or resigns with good reason, in both cases prior to a change of control, Mr. Snow will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the employment agreement) and ending at the earlier occurrence of the expiration of 18 months or until Mr. Snow receives substantially comparable coverage provided by a subsequent employer; and

(4)	an amount equal to 1.5 times the sum of (A) his base salary and (B) his actual prior year bonus, which amount will be paid in 18 equal monthly installments following termination and the earliest payment date.

In the event that Mr. Snow’s employment is terminated without cause or he resigns with good reason within one year of a change of control (or he is terminated without cause within 90 days before a change of control), Mr. Snow shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the employment agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date and ending at the earlier occurrence of the expiration of 18 months or until Mr. Snow receives substantially comparable coverage provided by a subsequent employer;

(4)	an amount equal to two times the sum of (A) his base salary and (B) his actual prior year bonus, which amount will be paid in 18 equal monthly installments following termination; and

(5)	immediate vesting (at the “target” level) of all unvested equity awards held by Mr. Snow as of the date of the change of control.

Mr. Snow may request that the Company or its successor provide financial security for payments required by the occurrence of a change of control.

In the event any excise tax is imposed on any payments received under the employment agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, then such payments shall either be (i) delivered in full pursuant to the terms of the employment agreement or (ii) delivered to such lesser extent as results in no portion of the payments being subject to the excise tax. The determination of whether the payments shall be delivered in full or decreased shall be made by the Company on the basis of which event results in the receipt by Mr. Snow of the greater net after-tax benefit, determined by reducing the present value (as determined in accordance with Section 280G of the Code) of the payments by all applicable federal, state and local taxes and the excise tax. If there is a reduction in the payments, the employment agreement specifies the order in which this must be accomplished.

Mr. Snow is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 18 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a change of control the Company (or assisting or working with others to effect a change of control of the Company) for a period of 18 months following his termination.

Both Mr. Snow and the Company are subject to arbitration for resolution of disputes arising out of the employment agreement. He also has certain indemnity rights as described in the employment agreement.

The information regarding Mr. Snow contained in Item 8.01 above is specifically incorporated by reference into this Item 5.02.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow

10.2	Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. Barfield, Jr.

99.1	Press Release dated January 5, 2010 titled “Amedisys Announces New Additions to the Executive Leadership Team – Michael Snow and Tim Barfield to Join Amedisys in Key Leadership Positions”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/S/ WILLIAM F. BORNE
William F. Borne
Chief Executive Officer, Chairman and Duly Authorized Officer

DATE: January 7, 2010

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Michael D. Snow

10.2	Employment Agreement dated January 4, 2010 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and T.A. Barfield, Jr.

99.1	Press Release dated January 5, 2010 titled “Amedisys Announces New Additions to the Executive Leadership Team – Michael Snow and Tim Barfield to Join Amedisys in Key Leadership Positions”